UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2017

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 21, 2017, the Board of Directors (the "Board") of General Communication, Inc. (“GCI”) amended and restated its bylaws. The amended and restated bylaws include changes to separate the functions of the corporate Chief Executive Officer and President. At the same time, the Board changed the title of Ronald Duncan from Chief Executive Officer and President to Chief Executive Officer and promoted GCI’s Executive Vice President and Chief Operating Officer, Gregory Chapados, to the position of President and Chief Operating Officer. There were no changes to Messrs. Duncan and Chapados' compensation plans as a result of the change in titles. Information regarding each of Mr. Duncan’s and Mr. Chapados’ background, business experience, and compensation is incorporated by reference herein from GCI’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2017. Mr. Duncan will continue to serve as GCI’s principal executive officer following these changes.

Items 9.01 - Exhibits

Exhibit 3.1 - Amended and Restated Bylaws of the Company August 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: August 23, 2017

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company August 21, 2017